                                                                    EXHIBIT 99.5

                           OFFER FOR ALL OUTSTANDING
                   7 1/2% SENIOR SUBORDINATED NOTES DUE 2013
                                IN EXCHANGE FOR
                   7 1/2% SENIOR SUBORDINATED NOTES DUE 2013
                                       OF

                           SELECT MEDICAL CORPORATION
                        WHICH HAVE BEEN REGISTERED UNDER
                          THE SECURITIES ACT OF 1933,
                                   AS AMENDED

To Our Clients:

Enclosed for your consideration is a Prospectus, dated           , 2003 (the
"Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Select Medical Corporation (the "Company") to exchange its 7 1/2% Senior Subordinated Notes Due 2013, which have been registered under the Securities Act of 1933, as amended (the "New Notes"), for outstanding 7 1/2% Senior Subordinated Notes Due 2013 originally issued by Select Medical Escrow, Inc. (the "Existing Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Exchange and Registration Rights Agreement dated August 12, 2003, by and among the Company, Select Medical Escrow, Inc., the Subsidiary Guarantors named therein, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, LLC, SG Cowen Securities Corporation, CIBC World Markets Corp., Fleet Securities, Inc., and Jefferies & Company, Inc.

This material is being forwarded to you as the beneficial owner of the Existing Notes carried by us in your account but not registered in your name. A tender of such Existing Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Existing Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m.,
New York City time, on           , 2003, unless extended by the Company (the
"Expiration Date"). Any Existing Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

          1. The Exchange Offer is for any and all Existing Notes.

          2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "Exchange offer--Conditions to the exchange offer".

          3. Any transfer taxes incident to the transfer of Existing Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

          4. The Exchange Offer expires at 5:00 p.m., New York City time, on , 2003, unless extended by the Company.

If you wish to have us tender your Existing Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Existing Notes.

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

                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Select Medical Corporation with respect to its Existing Notes.

This will instruct you to tender the Existing Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

Please tender the Existing Notes held by you for any account as indicated below:

                                                             AGGREGATE PRINCIPAL AMOUNT OF EXISTING NOTES

7 1/2% Senior Subordinated Notes Due 2013

[ ]  Please do not tender any Existing Notes held
 by you for my account.
Dated: ------------------------------, 2003
                                                             ------------------------------
                                                             SIGNATURE(S)

                                                             --------------------------------------------------------
                                                             ------------------------------
                                                             PLEASE PRINT NAME(S) HERE

                                                             --------------------------------------------------------
                                                             ------------------------------
                                                             ADDRESS(ES)
                                                             ------------------------------
                                                             AREA CODE AND TELEPHONE NUMBER
                                                             ------------------------------
                                                             TAX IDENTIFICATION OR
                                                             SOCIAL SECURITY NUMBER(S)

None of the Existing Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless specific contrary instructions are given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Existing Notes held by us for your account.

                                        3